Exhibit 99.1

FINAL

FOR FURTHER INFORMATION AT THE COMPANY:

Tom Tolda

Chief Financial Officer

(626) 768-6788

EAST WEST BANCORP ANNOUNCES THIRD QUARTER 2008 RESULTS; TOTAL DELINQUENCIES REDUCED; CAPITAL STRENGTHENED; EXPENSES REDUCED

Pasadena, CA – October 27, 2008 – East West Bancorp, Inc. (Nasdaq: EWBC), parent company of East West Bank, one of the nation’s premier community banks, today reported financial results for the third quarter 2008. East West reported a total loss of ($0.50) per share. Excluding provision for loan losses and securities impairment charges, East West reported total pretax income of $48.0 million or $0.77 per share for the third quarter of 2008.

Dominic Ng, Chairman, President and Chief Executive Officer of East West, stated, “These are extraordinary times for the financial markets. At East West, we have had a singular focus on strengthening our balance sheet during this time of unprecedented challenges and stress for the entire financial markets. During the quarter, we successfully managed down problem loans, reduced credit risk exposures, improved both liquidity and capital, and reduced core operating expenses.”

Ng concluded, “I am pleased to report that during the quarter, total loan delinquencies declined by 14% and nonperforming assets stabilized. The provision for loan losses for the third quarter of $43.0 million was down sharply from $85.0 million in second quarter. We have taken measured actions to increase the allowance for loan losses and capital levels which are both substantially higher than all our peers. We are well positioned to emerge from this most challenging economic cycle, stronger and fully able to capitalize on market opportunities.”

Third Quarter Summary

•                  Credit Quality Strengthened - Total loan delinquencies decreased $53 million or 14% from June 30, 2008 while total nonperforming assets to total assets remained stable at 1.71%. Additionally, total loan balance for land and construction loans decreased by $235.3 million, primarily through the payoff and paydown of loans.

•                  Allowance for Loan Losses Strengthened - Total allowance for loan losses to total loans increased to 2.14%, one of the highest levels for peer banks. Additionally, the total allowance for loan losses to nonaccrual loans increased to 100%. We recorded provision for loan losses of $43 million, down from $85 million in second quarter 2008 and $55 million in first quarter 2008. Total net loan charge-offs were $39.7 million for the quarter.

•                  Capital Strengthened – Total risk-based capital increased to 13.12% up from 13.01% at June 30, 2008. As of September 30, 2008, the total excess above well capitalized risk based capital requirement was $318 million. Tangible equity to tangible assets remained stable and totaled 7.95% as of September 30, 2008.

•                  Liquidity Strengthened - Increased borrowing capacity to $2.8 billion, up $1.1 billion or 65% from June 30, 2008.

•                  Core Operating Expenses Reduced - Noninterest expense was $48.5 million, a decrease of $7.1 million or 13% from second quarter of 2008. The efficiency ratio improved to 46.4%, down from 48.6% in second quarter 2008.

•                  OTTI Impairment – Recorded other than temporary impairment of investment securities of $53.6 million pretax, comprised of $47.0 million on Fannie Mae and Freddie Mac preferred stock and $6.6 million on pooled trust preferred securities. Additionally, the tax benefit from the impairment on Fannie Mae and Freddie Mac preferred stock was $18.0 million during the third quarter. An additional tax benefit of $5.7 million will be realized in the fourth quarter.

•                  Dividend Payout – East West also announced today its Board of Directors declared a quarterly common stock cash dividend of $0.10 per share and recently approved the payment of the dividend on the preferred stock.

Capital Strength

(In thousands, except per share amounts)

	9/30/2008	12/31/2007
Summary
Total Leverage Capital	1,137,419	991,695
Total Risk-Based Capital	1,340,899	1,166,487
Leverage Capital Ratio	9.84%	8.73%
Tier 1 Capital Ratio	11.12%	8.95%
Total Risk-Based Capital Ratio	13.12%	10.53%

Well Capitalized Figures
Total Well Capitalized Leverage Requirement (5%)	578,024	568,170
Total Excess Above Well Capitalized Leverage Requirement	559,394	423,525

Total Well Capitalized Tier1 Capital Requirement (6%)	613,441	664,564
Total Excess Above Well Capitalized Tier 1 Capital Requirement	523,978	327,131

Total Well Capitalized Risk-Based Capital Requirement (10%)	1,022,401	1,107,607
Total Excess Above Well Capitalized Risk-Based Capital Requirement	318,498	58,881

East West remains strongly capitalized. As of the end of the third quarter, our tangible equity to tangible assets ratio totaled 7.95%, tier 1 capital increased to 11.12% and total risk-based capital increased to 13.12%.  East West significantly exceeds well capitalized minimums under all regulatory guidelines.

Strong Liquidity

The Bank continued to strengthen its liquidity position during the third quarter of 2008. As of September 30, 2008, East West had $2.3 billion of available borrowing capacity from various sources including the Federal Home Loan Bank, Federal Reserve and Fed Fund facilities at other banks. The Bank also had $528 million in cash and Fed Funds sold as of September 30, 2008, bringing the total excess liquidity to $2.8 billion. Efforts to improve the balance sheet continued during the quarter with the loan to deposit ratio at 110% as of September 30, 2008 versus 115% at June 30, 2008 and 122% at December 31, 2007.

Managing Through the Credit Cycle

Total nonperforming assets as of September 30, 2008 totaled $200.6 million or 1.71% of total assets, compared to $193.1 million or 1.64% of total assets at June 30, 2008. The increase in the nonperforming assets ratio was primarily related to the decrease in loans outstanding as of September 30, 2008. Nonperforming assets as of September 30, 2008 included nonaccrual loans totaling $177.3 million, other real estate owned totaling $17.6 million and loans modified or restructured totaling $5.7 million.

The Company continues to focus on reducing problem and nonperforming assets and strengthening the balance sheet. During the quarter, the Company sold six REO assets with a carrying value of $18.4 million and sold twelve nonperforming loans with a carrying value of $75.2 million. The REO assets and loans sold were predominantly land and residential construction loans. Additionally, loan balances for land and construction loans decreased by $235.3 million from June 30, 2008 to September 30, 2008.

Total nonaccrual loans as of September 30, 2008 were $177.3 million, compared to $170.9 million at June 30, 2008. Included in nonaccrual loans as of September 30, 2008 are loans totaling $27.3 million which were not 90 days past due as of September 30, 2008, but that we classified as nonaccrual due to concerns surrounding collateral and future collectibility. Nonaccrual loans continue to be impacted by the deterioration in the residential construction and land portfolios, which comprised $119.1 million or 67% of total nonaccrual loans.

The $43.0 million provision for loan losses taken during the third quarter compared to $85.0 million in the second quarter and $55.0 million in the first quarter of 2008. At September 30, 2008, the allowance for loan losses increased to $177.2 million or 2.14%, compared to $168.4 million or 1.95% at June 30, 2008.  The Company’s methodology for calculating the allowance for loan losses includes factors such as historical loss trends, asset classification, collateral deficiency, delinquency, credit concentrations and overall economic conditions. Based on management’s evaluation and analysis of portfolio credit quality and prevailing economic conditions, we believe these reserves are adequate for losses inherent in the loan portfolio as of September 30, 2008.

For the third quarter of 2008, East West had net chargeoffs of $39.7 million, compared to $34.8 million during the second quarter of 2008. The net chargeoffs for the third quarter were comprised of $44.4 million in gross charge-offs and $4.7 million in recoveries. Of the total net charge-offs of $39.7 million for the quarter, 82% or $32.7 million of the total net charge-offs were land and residential construction loans of which 70% were located in the Inland Empire.

Third Quarter 2008 Operating Results

(In thousands, except per share amounts)

	Three Months Ended September 30, 2008
	Total Amount	Per Share Amount

Interest and dividend income	$159,862	$2.55
Interest expense	(73,347)	(1.17)
Net interest income before provision for loan losses	86,515	1.38
Noninterest income before impairment writedown on investment securities	10,017	0.16
Noninterest expense	(48,526)	(0.77)
Income before provision for loan losses and impairment writedown on investment securities	48,006	0.77
Provision for loan losses	(43,000)	(0.69)
Impairment writedown on investment securities	(53,567)	(0.85)
Loss before benefit for income taxes	(48,561)	(0.77)
Benefit for income taxes	17,355	0.27
Net loss	$(31,206)	(0.50)

Net interest income for the third quarter totaled $86.5 million. The net interest margin for the quarter totaled 3.10%, compared to 3.33% in the prior quarter. The 23 basis point decrease in the margin was primarily comprised of a 12 basis point decrease due to the reinvestment of loan payoffs into lower yielding Treasury securities and fed funds assets, an 8 basis point decrease due to the impact of fed funds rate decreases during the year and a 3 basis point decrease due to the repricing of repurchase agreements into higher fixed rates.

Excluding the non-cash charge for impairment of investment securities, noninterest income for the third quarter totaled $10.0 million, 25% or $3.4 million less than the second quarter of 2008 and 28% or $4.0 million less than the third quarter of 2007.  The decrease in noninterest income from prior quarter and prior year is because there were no sales of investment securities during the third quarter. Core noninterest income, excluding the impact of gains on sales of investment securities, loans and other assets, totaled $9.8 million for the quarter, 1% higher than the prior year figure and 2% higher than the sequential quarter.  Noninterest income remains healthy as branch fees, letters of credit fees and commissions have remained stable.

Noninterest expenses totaled $48.5 million for the third quarter, $7.1 million or 13% less than prior quarter. The decrease from the prior quarter was largely due to lower levels of staffing and a reduction in related benefits and incentive program expenses which were fully realized in the third quarter.  As noted in last quarter’s call, we anticipated noninterest expenses to be lower in second half of the year and expect fourth quarter expense levels to trend positively as expense management continues. The efficiency ratio improved to 46.4% in third quarter versus 48.6% in second quarter of 2008.

Management Guidance

Management maintains the guidance previously provided for the fourth quarter of 2008 and projects that fully diluted earnings will range from $0.11 to $0.13 per share.

Management projects net interest margin will approximate 3.05% for the fourth quarter of 2008, resulting in a full year net interest margin of approximately 3.28%.  The decrease in the estimated margin for the fourth quarter 2008 is largely due to the recent fed funds rate decrease of 50 basis points and the assumption that there will be another 50 basis point decrease in the fourth quarter of 2008. Additionally, management currently estimates that provision for loan losses for the fourth quarter will approximate $35.0 million.

Investment Securities

During the quarter, we recorded other than temporary impairment (“OTTI”), on investment securities of $53.6 million, pretax. Of this amount, $47.0 million was for Fannie Mae and Freddie Mac preferred stock and $6.6 million was for pooled trust preferred securities.

The carrying value of the Fannie Mae and Freddie Mac preferred stock as of September 30, 2008 was reduced to $3.3 million as a result of the impairment charge, 6% of the original par value. The tax benefit from the impairment of the preferred stock securities in third quarter was limited due to the accounting treatment of the charge as a capital loss in accordance with the tax laws in existence as of September 30, 2008. With the October 3, 2008 passage of the Emergency Economic Stabilization Act into law, banks may recognize other than temporary impairment charges on Fannie Mae and Freddie Mac preferred stock as ordinary losses. The Company will recognize an additional $5.7 million or $0.09 per share benefit in the fourth quarter of 2008 as a result of this change in law.

The Company recognized a pretax charge of $6.6 million for five pooled trust preferred securities deemed to be other than temporarily impaired. As of September 30, 2008, the market for these securities is inactive and this illiquidity has adversely impacted the fair values. The Company has the ability and intent to hold these securities until all principal and interest is fully recovered. The fair value of the pooled trust preferred securities is $61.1 million, 3% of total $2.0 billion of investment securities and less than 1% of $11.7 billion in total assets as of September 30, 2008.

Deposit Summary

During the third quarter, deposits were stable with total deposits at September 30, 2008 of $7.5 billion, a 4% or $257.4 million increase over total deposits of $7.3 billion at December 31, 2007 and reflecting no change from June 30, 2008. Average total deposits for the third quarter were $7.5 billion, reflecting no change from the second quarter of 2008. The average cost of deposits for the third quarter of 2008 was 2.17%, a 118 basis point decrease from the year ago quarter and a 16 basis point decrease from the previous quarter.

About East West

East West Bancorp is a publicly owned company, with $11.7 billion in assets, whose stock is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The company’s wholly owned subsidiary, East West Bank, is FDIC insured and the second largest independent commercial bank headquartered in Southern California with 72 branch locations. East West Bank serves the community with 70 branch locations across Southern and Northern California and a branch location in Houston, Texas. East West Bank has three international locations in Greater China, including a full-service branch in Hong Kong and representative offices in Beijing and Shanghai. For more information on East West Bancorp, visit the company’s website at www.eastwestbank.com.

Forward-Looking Statements

This release may contain forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and accordingly, the cautionary statements contained in East West Bancorp’s Annual Report on Form 10-K for the year ended Dec. 31, 2007 (See Item I — Business, and Item 7 — Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference. These factors include, but are not limited to: the effect of interest rate and currency exchange fluctuations; competition in the financial services market for both deposits and loans; EWBC’s ability to efficiently incorporate acquisitions into its operations; the ability of borrowers to perform as required under the terms of their loans; effect of additional provisions for loan losses; effect of any goodwill impairment, the ability of EWBC and its subsidiaries to increase its customer base; the effect of regulatory and legislative action, including California tax legislation and an announcement by the state’s Franchise Tax Board regarding the taxation of Registered Investment Companies; and regional and general economic conditions.  Actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this release. East West expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the Bank’s expectations of results or any change in event.

EAST WEST BANCORP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(unaudited)

	September 30, 2008		December 31, 2007	% Change
Assets
Cash and cash equivalents	$527,474		$160,347	229
Short-term investments	495		—	NA
Securities purchased under resale agreements	50,000		150,000	(67)
Investment securities available-for-sale	2,047,244		1,887,136	8
Loans receivable (net of allowance for loan losses of $177,155 and $88,407)	8,111,231		8,750,921	(7)
Other real estate owned, net	17,607		1,500	1,074
Premiums on deposits acquired, net	22,314		28,459	(22)
Goodwill	337,331		335,366	1
Other assets	608,620		538,483	13
Total assets	$11,722,316		$11,852,212	(1)

Liabilities and Stockholders’ Equity
Deposits	$7,536,349		$7,278,914	4
Federal funds purchased	30,443		222,275	(86)
Federal Home Loan Bank advances	1,538,350		1,808,419	(15)
Securities sold under repurchase agreements	999,467		1,001,955	(0)
Notes payable	12,150		16,242	(25)
Long-term debt	235,570		235,570	0
Accrued expenses and other liabilities	105,106		117,014	(10)
Total liabilities	10,457,435		10,680,389	(2)
Stockholders’ equity	1,264,881		1,171,823	8
Total liabilities and stockholders’ equity	$11,722,316		$11,852,212	(1)
Book value per share	$16.54	(1)	$18.56	(11)
Number of shares at period end	63,623		63,137	1

Ending Balances	September 30, 2008	December 31, 2007	% Change
Loans receivable
Real estate - single family	$488,026	$433,337	13
Real estate - multifamily	689,806	690,941	(0)
Real estate - commercial	3,382,298	3,502,213	(3)
Real estate - land	587,515	681,260	(14)
Real estate - construction	1,356,668	1,547,082	(12)
Commercial	1,190,848	1,314,068	(9)
Trade finance	389,288	491,690	(21)
Consumer	204,984	184,518	11
Total gross loans receivable	8,289,433	8,845,109	(6)
Unearned fees, premiums and discounts	(1,047)	(5,781)	(82)
Allowance for loan losses	(177,155)	(88,407)	100
Net loans receivable	$8,111,231	$8,750,921	(7)

Deposits
Noninterest-bearing demand	$1,393,480	$1,431,730	(3)
Interest-bearing checking	374,187	472,943	(21)
Money market	1,014,849	1,090,949	(7)
Savings	425,966	477,779	(11)
Total core deposits	3,208,482	3,473,401	(8)
Time deposits less than $100,000	1,295,585	926,459	40
Time deposits $100,000 or greater	3,032,282	2,879,054	5
Total time deposits	4,327,867	3,805,513	14
Total deposits	$7,536,349	$7,278,914	4

(1)          Book value per share is calculated based on the assumed conversion of 197,400 shares of convertible preferred stock into 12,829,855 shares of the Company’s common stock

EAST WEST BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		%
	2008	2007	Change

Interest and dividend income	$159,862	$198,768	(20)
Interest expense	(73,347)	(94,914)	(23)
Net interest income before provision for loan losses	86,515	103,854	(17)
Provision for loan losses	(43,000)	(3,000)	1,333
Net interest income after provision for loan losses	43,515	100,854	(57)
Noninterest income (loss)	(43,550)	13,588	(421)
Noninterest expense	(48,526)	(46,738)	4
(Loss) income before provision for income taxes	(48,561)	67,704	(172)
Benefit (provision) for income taxes	17,355	(26,368)	(166)
Net (loss) income	$(31,206)	$41,336	(175)
Preferred stock dividend	(4,089)	—
Net (loss) available to common stockholders	$(35,295)	$41,336
Net (loss) income available to common stockholders per share, basic	$(0.56)	$0.68	(182)
Net (loss) income available to common stockholders per share, diluted	$(0.56)	$0.67	(184)
Shares used to compute per share net (loss) income:
- Basic	62,675	61,232	2
- Diluted	62,675	62,088	1

	Three Months Ended September 30,		%
	2008	2007	Change
Noninterest income:
Impairment writedown on investment securities	$(53,567)	$(405)	13,126
Branch fees	4,285	3,836	12
Letters of credit fees and commissions	2,319	2,702	(14)
Ancillary loan fees	1,783	1,397	28
Net gain on sale of loans	144	272	(47)
Net gain on disposal of fixed assets	44	1,261	(97)
Net gain on sale of investment securities available-for-sale	—	2,772	(100)
Other operating income	1,442	1,753	(18)
Total noninterest income (loss)	$(43,550)	$13,588	(421)

Noninterest expense:

Compensation and employee benefits	17,520	22,081	(21)
Occupancy and equipment expense	6,817	6,656	2
Consulting and loan review expense	2,454	992	147
Other real estate owned expense	2,123	—	NA
Amortization of investments in affordable housing partnerships	1,886	1,017	85
Deposit insurance premiums and regulatory assessments	1,678	350	379
Amortization and impairment writedowns of premiums on deposits acquired	1,581	1,767	(11)
Data processing	1,055	1,351	(22)
Legal expense	855	653	31
Other operating expense	12,557	11,871	6
Total noninterest expense	$48,526	$46,738	4

EAST WEST BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(unaudited)

	Nine Months Ended September 30,		%
	2008	2007	Change

Interest and dividend income	$514,951	$572,159	(10)
Interest expense	(236,641)	(270,773)	(13)
Net interest income before provision for loan losses	278,310	301,386	(8)
Provision for loan losses	(183,000)	(3,000)	6,000
Net interest income after provision for loan losses	95,310	298,386	(68)
Noninterest income (loss)	(24,199)	35,541	(168)
Noninterest expense	(157,071)	(130,975)	20
(Loss) income before provision for income taxes	(85,960)	202,952	(142)
Benefit (provision) for income taxes	33,911	(79,030)	(143)
Net (loss) income	$(52,049)	$123,922	(142)
Preferred stock dividend	(4,089)	—
Net (loss) available to common stockholders	$(56,138)	$123,922
Net (loss) income available to common stockholders per share, basic	$(0.90)	$2.04	(144)
Net (loss) income available to common stockholders per share, diluted	$(0.90)	$2.01	(145)
Shares used to compute per share net (loss) income:
- Basic	62,586	60,754	3
- Diluted	62,586	61,712	1

	Nine Months Ended September 30,		%
	2008	2007	Change
Noninterest income:
Impairment writedown on investment securities	$(63,512)	$(405)	15,582
Branch fees	12,725	10,667	19
Net gain on sale of investment securities available-for-sale	7,767	5,218	49
Letters of credit fees and commissions	7,472	7,688	(3)
Ancillary loan fees	3,908	4,164	(6)
Net gain on sale of loans	2,272	1,296	75
Net gain on disposal of fixed assets	221	1,573	(86)
Other operating income	4,948	5,340	(7)
Total noninterest income (loss)	$(24,199)	$35,541	(168)

Noninterest expense:
Compensation and employee benefits	66,578	63,511	5
Occupancy and equipment expense	20,364	18,583	10
Amortization and impairment writedowns of premiums on deposits acquired	6,145	4,824	27
Consulting and loan review expense	6,188	2,337	165
Amortization of investments in affordable housing partnerships	5,521	3,521	57
Deposit insurance premiums and regulatory assessments	5,191	1,021	408
Legal expense	3,890	1,258	209
Other real estate owned expense (income)	3,520	(1,247)	(382)
Data processing	3,386	3,403	(0)
Other operating expense	36,288	33,764	7
Total noninterest expense	$157,071	$130,975	20

EAST WEST BANCORP, INC.

SELECTED FINANCIAL INFORMATION

(In thousands)

(unaudited)

	Three Months Ended September 30,		%
Average Balances	2008	2007	Change
Loans receivable
Real estate - single family	$474,983	$306,452	55
Real estate - multifamily	718,633	1,000,956	(28)
Real estate - commercial	3,411,068	3,328,041	2
Real estate - land	628,100	632,409	(1)
Real estate - construction	1,464,801	1,441,298	2
Commercial	1,144,602	1,148,493	(0)
Trade finance	411,310	414,658	(1)
Consumer	198,020	160,961	23
Total loans receivable	8,451,517	8,433,268	0
Investment securities available-for-sale	2,126,894	1,731,436	23
Earning assets	11,083,415	10,461,572	6
Total assets	11,709,144	11,197,229	5

Deposits
Noninterest-bearing demand	$1,375,103	$1,337,218	3
Interest-bearing checking	399,866	404,418	(1)
Money market	1,046,721	1,287,573	(19)
Savings	449,687	424,039	6
Total core deposits	3,271,377	3,453,248	(5)
Time deposits less than $100,000	1,151,876	931,961	24
Time deposits $100,000 or greater	3,045,325	2,961,353	3
Total time deposits	4,197,201	3,893,314	8
Total deposits	7,468,578	7,346,562	2
Interest-bearing liabilities	8,958,723	8,621,171	4
Stockholders’ equity	1,240,509	1,088,792	14

	Nine Months Ended September 30,		%
Average Balances	2008	2007	Change
Loans receivable
Real estate - single family	$459,112	$337,419	36
Real estate - multifamily	716,076	1,194,459	(40)
Real estate - commercial	3,508,629	3,288,156	7
Real estate - land	649,618	527,532	23
Real estate - construction	1,538,202	1,317,528	17
Commercial	1,223,128	1,067,855	15
Trade finance	441,586	346,369	27
Consumer	189,245	157,630	20
Total loans receivable	8,725,596	8,236,948	6
Investment securities available-for-sale	1,986,124	1,672,335	19
Earning assets	11,086,627	10,197,908	9
Total assets	11,755,498	10,871,224	8

Deposits
Noninterest-bearing demand	$1,379,975	$1,283,699	7
Interest-bearing checking	416,636	404,328	3
Money market	1,081,520	1,310,525	(17)
Savings	463,172	379,831	22
Total core deposits	3,341,303	3,378,383	(1)
Time deposits less than $100,000	1,018,609	965,545	5
Time deposits $100,000 or greater	3,073,775	2,862,437	7
Total time deposits	4,092,384	3,827,982	7
Total deposits	7,433,687	7,206,365	3
Interest-bearing liabilities	9,027,831	8,394,732	8
Stockholders’ equity	1,206,417	1,051,416	15

EAST WEST BANCORP, INC.

SELECTED FINANCIAL INFORMATION

(In thousands)

(unaudited)

	Three Months Ended September 30,		%
Selected Ratios	2008	2007	Change
For The Period
Return on average assets	-1.07%	1.48%	(172)
Return on average common equity	-10.06%	15.19%	(166)
Interest rate spread (3)	2.48%	3.17%	(22)
Net interest margin (3)	3.10%	3.95%	(21)
Yield on earning assets (3)	5.73%	7.54%	(24)
Cost of deposits	2.17%	3.35%	(35)
Cost of funds	2.82%	3.78%	(26)
Noninterest expense/average assets (1)	1.53%	1.57%	(3)
Efficiency ratio (1)	46.40%	37.30%	24
Net chargeoffs to average loans (2)	1.88%	0.04%	4,544
Gross loan chargeoffs	$44,355	$909	4,780
Loan recoveries	$(4,660)	$(56)	8,221
Net loan chargeoffs	$39,695	$853	4,554

	Nine Months Ended September 30,		%
Selected Ratios	2008	2007	Change
For The Period
Return on average assets	-0.59%	1.52%	(139)
Return on average common equity	-5.75%	15.71%	(137)
Interest rate spread (3)	2.71%	3.20%	(15)
Net interest margin (3)	3.35%	3.96%	(15)
Yield on earning assets (3)	6.20%	7.51%	(17)
Cost of deposits	2.45%	3.38%	(28)
Cost of funds	3.03%	3.74%	(19)
Noninterest expense/average assets (1)	1.64%	1.50%	9
Efficiency ratio (1)	45.51%	36.35%	25
Net chargeoffs to average loans (2)	1.53%	0.03%	5,851
Gross loan chargeoffs	$105,147	$1,964	5,254
Loan recoveries	$(5,226)	$(379)	1,279
Net loan chargeoffs	$99,921	$1,585	6,204

Period End
Tier 1 risk-based capital ratio	11.12%	8.98%	24
Total risk-based capital ratio	13.12%	10.57%	24
Tier 1 leverage capital ratio	9.84%	8.88%	11
Nonperforming assets to total assets	1.71%	0.37%	359
Nonaccrual loans to total loans	2.14%	0.50%	328
Allowance for loan losses to total loans	2.14%	0.99%	116
Allowance for loan losses and unfunded loan commitments to total loans	2.21%	1.12%	97
Allowance for loan losses to nonaccrual loans	99.92%	197.64%	(49)

(1)

Excludes the amortization of intangibles, amortization and impairment writedowns of premiums on deposits acquired, impairment writedown on goodwill and investment securities, and amortization of investments in affordable housing partnerships.

(2)	Annualized.
(3)

Yields on certain securities have been adjusted upward to a “fully taxable equivalent” basis in order to reflect the effect of income which is exempt from federal income taxation at the current statutory tax rate.

EAST WEST BANCORP, INC.

QUARTER TO DATE AVERAGE BALANCES, YIELDS AND RATES PAID

(In thousands)

(unaudited)

	Three Months Ended September 30,
	2008			2007
	Average			Average
	Volume	Interest	Yield (1)	Volume	Interest	Yield (1)

ASSETS
Interest-earning assets:
Short-term investments (2)	$340,723	$1,957	2.28%	$27,154	$347	5.07%
Securities purchased under resale agreements (term)	50,000	1,277	10.13%	188,043	4,013	8.47%
Investment securities
Taxable	2,077,097	22,685	4.33%	1,698,017	25,759	6.02%
Tax-exempt (3)	49,797	630	5.06%	33,419	657	7.86%
Loans receivable	8,451,517	131,682	6.18%	8,433,268	167,066	7.86%
Federal Home Loan Bank and Federal Reserve
Bank stocks	114,281	1,803	6.26%	81,671	1,107	5.38%
Total interest-earning assets	11,083,415	160,034	5.73%	10,461,572	198,949	7.54%

Noninterest-earning assets:
Cash and due from banks	136,018			155,699
Allowance for loan losses	(171,025)			(80,321)
Other assets	660,736			660,279
Total assets	$11,709,144			$11,197,229

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Checking accounts	399,866	659	0.65%	404,418	1,615	1.58%
Money market accounts	1,046,721	5,664	2.15%	1,287,573	13,322	4.10%
Savings deposits	449,687	929	0.82%	424,039	1,198	1.12%
Time deposits less than $100,000	1,151,876	7,932	2.73%	931,961	9,688	4.12%
Time deposits $100,000 or greater	3,045,325	25,573	3.33%	2,961,353	36,235	4.85%
Federal funds purchased	87,606	430	1.95%	172,064	2,317	5.34%
Federal Home Loan Bank advances	1,541,799	17,140	4.41%	1,257,199	16,175	5.10%
Securities sold under repurchase agreements	1,000,273	12,063	4.78%	962,458	10,263	4.23%
Long-term debt	235,570	2,957	4.98%	220,106	4,101	7.39%
Total interest-bearing liabilities	8,958,723	73,347	3.25%	8,621,171	94,914	4.37%

Noninterest-bearing liabilities:
Demand deposits	1,375,103			1,337,218
Other liabilities	134,809			150,048
Stockholders’ equity	1,240,509			1,088,792
Total liabilities and stockholders’ equity	$11,709,144			$11,197,229

Interest rate spread			2.48%			3.17%

Net interest income and net yield on interest-earning assets (3)		$86,687	3.10%		$104,035	3.95%

(1) Annualized

(2) Includes short-term securities purchased under resale agreements.

(3) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

EAST WEST BANCORP, INC.

YEAR TO DATE AVERAGE BALANCES, YIELDS AND RATES PAID

(In thousands)

(unaudited)

	Nine Months Ended September 30,
	2008			2007
	Average			Average
	Volume	Interest	Yield (1)	Volume	Interest	Yield (1)

ASSETS
Interest-earning assets:
Short-term investments (2)	$204,323	$3,546	2.31%	$14,756	$564	5.11%
Securities purchased under resale agreements (term)	54,745	5,094	12.40%	192,857	11,742	8.14%
Investment securities
Taxable	1,927,526	73,558	5.08%	1,649,094	71,476	5.79%
Tax-exempt (3)	58,598	3,256	7.41%	23,241	1,417	8.13%
Loans receivable	8,725,596	425,113	6.49%	8,236,948	484,073	7.86%
Federal Home Loan Bank and Federal Reserve
Bank stocks	115,839	5,275	6.07%	81,012	3,275	5.40%
Total interest-earning assets	11,086,627	515,842	6.20%	10,197,908	572,547	7.51%

Noninterest-earning assets:
Cash and due from banks	136,708			149,007
Allowance for loan losses	(132,548)			(78,212)
Other assets	664,711			602,521
Total assets	$11,755,498			$10,871,224

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Checking accounts	416,636	2,707	0.87%	404,328	4,954	1.64%
Money market accounts	1,081,520	20,246	2.49%	1,310,525	40,879	4.17%
Savings deposits	463,172	3,341	0.96%	379,831	2,411	0.85%
Time deposits less than $100,000	1,018,609	24,333	3.18%	965,545	28,569	3.96%
Time deposits $100,000 or greater	3,073,775	85,919	3.72%	2,862,437	105,331	4.92%
Federal funds purchased	115,370	2,176	2.51%	153,422	6,164	5.37%
Federal Home Loan Bank advances	1,622,429	54,363	4.46%	1,144,657	43,555	5.09%
Securities sold under repurchase agreements	1,000,750	33,881	4.51%	970,780	27,675	3.81%
Long-term debt	235,570	9,675	5.47%	203,207	11,235	7.39%
Total interest-bearing liabilities	9,027,831	236,641	3.49%	8,394,732	270,773	4.31%

Noninterest-bearing liabilities:
Demand deposits	1,379,975			1,283,699
Other liabilities	141,275			141,377
Stockholders’ equity	1,206,417			1,051,416
Total liabilities and stockholders’ equity	$11,755,498			$10,871,224

Interest rate spread			2.71%			3.20%

Net interest income and net yield on interest-earning assets (3)		$279,201	3.35%		$301,774	3.96%

(1) Annualized

(2) Includes short-term securities purchased under resale agreements.

(3) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

EAST WEST BANCORP, INC.

QUARTERLY ALLOWANCE FOR LOAN LOSSES RECAP

(In thousands)

(unaudited)

	Three Months Ended
	September 30, 2008	June 30, 2008	March 31, 2008
LOANS
Allowance balance, beginning of period	$168,413	$117,120	$88,407
Allowance for unfunded loan commitments and letters of credit	5,437	1,136	(904)
Provision for loan losses	43,000	85,000	55,000
Net Charge-offs:
Real estate - single family	1,022	632	75
Real estate - multifamily	1,006	436	—
Real estate - commercial	663	(3)	—
Real estate - land	19,128	16,337	5,078
Real estate - residential construction	13,557	15,726	8,565
Real estate - commercial construction	—	—	—
Commercial	3,474	640	11,636
Trade finance	750	922	—
Consumer	95	153	29
Total net charge-offs	39,695	34,843	25,383
Allowance balance, end of period	$177,155	$168,413	$117,120

UNFUNDED LOAN COMMITMENTS AND LETTERS OF CREDIT:
Allowance balance, beginning of period	$11,153	$12,289	$11,385
Provision for unfunded loan commitments and letters of credit	(5,437)	(1,136)	904
Allowance balance, end of period	$5,716	$11,153	$12,289
GRAND TOTAL, END OF PERIOD	$182,871	$179,566	$129,409

Allowance for loan losses to total gross loans at end of period	2.14%	1.95%	1.32%
Allowance for loan losses and unfunded loan commitments to total gross loans at end of period	2.21%	2.07%	1.46%
Allowance to nonaccrual loans at end of period	99.92%	98.59%	202.41%
Nonaccrual loans to total loans	2.14%	1.97%	0.65%

EAST WEST BANCORP, INC

TOTAL NON-PERFORMING ASSETS AS OF SEPTEMBER 30, 2008

(in thousands)

(unaudited)

	Total Nonaccrual Loans		Total	Modified or		Total
	90+ Days Delinquent	Under 90+ Days Delinquent	Nonaccrual Loans	Restructured Loans	REO Assets	Non-Performing Assets
Loan Type
Real estate - single family	$5,486	$—	$5,486	$1,405	$2,715	$9,606
Real estate - multifamily	9,758	—	9,758	—	502	10,260
Real estate - commercial	14,353	4,511	18,864	1,763	1,043	21,670
Real estate - land	52,926	11,882	64,808	—	4,370	69,178
Real estate - residential construction	44,526	9,783	54,309	—	8,461	62,770
Real estate - commercial construction	13,073	—	13,073	—	—	13,073
Commercial	8,972	973	9,945	2,496	424	12,865
Trade Finance	—	—	—	—	—	—
Consumer	866	194	1,060	—	92	1,152
Total	$149,960	$27,343	$177,303	$5,664	$17,607	$200,574

EAST WEST BANCORP, INC

TOTAL NON-PERFORMING ASSETS AS OF JUNE 30, 2008

(in thousands)

(unaudited)

	Total Nonaccrual Loans		Total	Modified or		Total
	90+ Days Delinquent	Under 90+ Days Delinquent	Nonaccrual Loans	Restructured Loans	REO Assets	Non-Performing Assets
Loan Type
Real estate - single family	$7,247	$—	$7,247	$—	$1,635	$8,882
Real estate - multifamily	7,010	—	7,010	—	4,658	11,668
Real estate - commercial	18,326	—	18,326	1,699	—	20,025
Real estate - land	46,773	24,829	71,602	—	1,000	72,602
Real estate - residential construction	38,035	15,572	53,607	—	10,105	63,712
Real estate - commercial construction	4,283	—	4,283	—	—	4,283
Commercial	7,722	—	7,722	2,993	—	10,715
Trade Finance	621	—	621	—	—	621
Consumer	476	—	476	—	92	568
Total	$130,493	$40,401	$170,894	$4,692	$17,490	$193,076

EAST WEST BANCORP, INC

DELINQUENT LOANS BY LOAN CATEGORIES AS OF SEPTEMBER 30, 2008

(in thousands)

(unaudited)

Loan Type	30-59 Days Delinquent	60-89 Days Delinquent	90+ Days Delinquent	Total Delinquent Loans

Real estate - single family	$8,282	$5,536	$5,486	$19,304
Real estate - multifamily	9,415	2,939	9,758	22,112
Real estate - commercial	21,434	8,608	14,353	44,395
Real estate - land	5,216	2,154	52,926	60,296
Real estate - residential construction	37,947	14,143	44,526	96,616
Real estate - commercial construction	14,839	18,450	13,073	46,362
Commercial	12,726	798	8,972	22,496
Trade finance	—	—	—	—
Consumer	1,818	1,459	866	4,143
Total Delinquent Loans	$111,677	$54,087	$149,960	$315,724

EAST WEST BANCORP, INC

DELINQUENT LOANS BY LOAN CATEGORIES AS OF JUNE 30, 2008

(in thousands)

(unaudited)

Loan Type	30-59 Days Delinquent	60-89 Days Delinquent	90+ Days Delinquent	Total Delinquent Loans
Real estate - single family	$11,242	$2,063	$7,247	$20,552
Real estate - multifamily	6,112	1,042	7,010	14,164
Real estate - commercial	23,110	6,274	18,326	47,710
Real estate - land	25,825	11,207	46,773	83,805
Real estate - residential construction	69,997	23,526	38,035	131,558
Real estate - commercial construction	13,073	18,042	4,283	35,398
Commercial	11,993	3,434	7,722	23,149
Trade finance	10,030	488	621	11,139
Consumer	476	274	476	1,226
Total Delinquent Loans	$171,858	$66,350	$130,493	$368,701